                    CROWN PAPER CO., as Issuer
                              and
                THE BANK OF NEW YORK, as Trustee

______________________________________________________________________________

                  FIRST SUPPLEMENTAL INDENTURE
                  Dated as of October 18, 1996
                               to
                           Indenture
                  Dated as of August 23, 1995

______________________________________________________________________________

                           11% Senior
                       Subordinated Notes
                            due 2005

          FIRST SUPPLEMENTAL INDENTURE (hereafter, the "First Supplemental Indenture") dated as of October 18, 1996 between CROWN PAPER CO.
(hereinafter, the "Company"), a corporation duly organized and existing under the laws of the Commonwealth of Virginia, and THE BANK OF NEW YORK (hereinafter, the "Trustee"), a banking corporation organized and existing under the laws of the State of New York.

                      W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of August 23, 1995 (hereinafter, the "Indenture") providing for the issuance of the Company's 11% Senior Subordinated Notes due 2005 (hereinafter, the "Securities") and

          WHEREAS, certain provisions of the Indenture relating to the definitions of "Asset Sale" and "Permitted Investment" and the covenant regarding the Limitation On Sale of Assets are ambiguous or defective or inconsistent with other provisions of the Indenture; and

          WHEREAS, Article 9 and Section 901(c) of the Indenture permit the Company and the Trustee to enter into a supplemental indenture without the consent of the holders of the Securities to cure any ambiguity or to correct or supplement any provision of the Indenture that is defective or inconsistent with any other provision of the Indenture;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Indenture Trustee, for the equal and proportionate benefit of all present and future holders of Securities, as follows:

         Section 1. The definition of "Permitted Investment" in Section 101 of the Indenture shall read in its entirety as follows:

         '"Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Subsidiary described under clauses
     (iv), (v) and (vi) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under Section 1012 to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) Investments acquired by the Company or any Subsidiary in connection with any sale, conveyance, transfer, lease or other disposition (collectively, a "transfer") of any properties or assets to another Person, which transfer does not constitute an Asset Sale; (vi) a loan of up to $10.1 million to the ESOP by the Company as contemplated by the Contribution Agreement; and (vii) Investments in existence on the date of this Indenture.'


          Section 2. Paragraph (a) of Section 1012, LIMITATION ON SALE OF ASSETS, shall read in its entirety as follows:

          'Section 1012. Limitation of Sale of Assets.

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 85% of the proceeds from such Asset Sale are received in cash; PROVIDED that the amount of any Senior Indebtedness (as shown on the Company's most recent balance sheet or in the notes thereto) of the Company that is assumed by the transferee of any asset in connection with any Asset Sale, shall be deemed to be cash for purposes of this provision and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a Board resolution). Notwithstanding the foregoing, clause (i) of the preceding sentence shall not apply to any Timber Asset Swap.'

          Section 3. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions

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used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.

          Section 4. The Trustee accepts this First Supplemental Indenture and the amendment of the Indenture effected thereby and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Indenture Trustee, which terms and provisions shall in like manner define and limit its liabilities in the performance of the trust created by the Indenture as hereby amended.

          Section 5. Except as hereby expressly amended, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

          Section 6. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          Section 7. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

          Section 8. This First Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                         CROWN PAPER CO.



                                         By: /s/ R. Neil Stuart
                                             ------------------------------
                                             Name:  R. Neil Stuart
                                             Title: Senior Vice President,
                                                    Chief Financial Officer
Attest: /s/ Christopher M. McLain
        ----------------------------------
         Name:  Christopher M. McLain
         Title: Senior Vice President and
                General Counsel, Secretary




                                         THE BANK OF NEW YORK, as Trustee



                                         By: /s/ Byron Merino
                                             -------------------------
                                             Name: BYRON MERINO
Attest: /s/ Remo J. Reale                    Title: Assistant Treasurer
        -------------------------------
        Name:  REMO J. REALE
        Title: ASSISTANT VICE PRESIDENT

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State of California )
                    )
County of Alameda   )
Subscribed and sworn to before me on October 8, 1996.



       /s/ Donna Owen                 [Notary Public Stamp]
       --------------
        Notary Public
                                     -5-